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                         LEHMAN BROTHERS HOLDINGS INC.
                     SHORT TERM EXECUTIVE COMPENSATION PLAN



                 1. PURPOSE. The purpose of the Short Term Executive Compensation Plan (the "Plan") is to advance the interests of Lehman Brothers Holdings Inc., a Delaware corporation (the "Company"), and its stockholders by providing incentives in the form of periodic cash bonus awards to certain employees of the Company and any of its subsidiaries or other related business units or entities ("Affiliates") and to those other individuals who perform services for these entities, including those who contribute significantly to the strategic and long-term performance objectives and growth of the Company and its affiliates.

                 2. ADMINISTRATION. The Plan shall be administered by the Compensation Committee of the Board of Directors (the "Committee"), as such committee is from time to time constituted. The Committee may delegate its duties and powers in whole or in part (i) to any subcommittee thereof consisting solely of at least two "outside directors," as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), or (ii) to the extent consistent with Section 162(m) of the Code, to any other individual or individuals.

                 The Committee has all the powers vested in it by the terms of the Plan set forth herein, such powers to include the exclusive authority to select the employees and other individuals to be granted bonus awards ("Bonuses") under the Plan, to determine the size and terms of the Bonus to be made to each individual selected, to modify the terms of any Bonus that has been granted (except with respect to any modification which would increase the amount of compensation payable to a "Covered Employee," as such term is defined in Section 162(m) of the Code), to determine the time when Bonuses will be awarded, to establish performance objectives in respect to Bonuses and to certify that such performance objectives were attained. The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations which it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable to carry it into effect. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned. No
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member of the Committee and no officer of the Company shall be liable for anything done or omitted to be done by him or her, by any other member of the Committee or by any officer of the Company in connection with the performance of duties under the Plan, except for his or her own willful misconduct or as expressly provided by statute.

                 3. PARTICIPATION. The Committee shall have exclusive power (except as may delegated as permitted herein) to select the employees and other individuals performing services for the Company or its Affiliates who may participate in the Plan and be granted Bonuses under the Plan ("Participants").

                 4.  BONUSES UNDER THE PLAN.

                          (a)  In General.  The Committee shall determine the
amount of a Bonus to be granted to each Participant in accordance with subsections (b) and (c) below.

                          (b)  Standard Bonuses.  The Committee shall grant to
each Participant (except, in the discretion of the Committee, any Participant who is awarded a "Special Bonus" pursuant to subsection (c) below) a cash Bonus (a "Standard Bonus") in the amount, and payable at the time, determined by the Committee or its delegate in its discretion. The amount of a Participant's Standard Bonus may be based upon any criteria the Committee wishes to consider, including but not limited to the objective or subjective performance of the Participant, the Company or any subsidiary or division thereof.

                          (c)  Special Bonuses.  (i)  The Committee may in its
discretion award a Bonus to a Participant who it reasonably believes may be a Covered Employee for the taxable year of the Company in which such Bonus would be deductible, under the terms and conditions of this subsection (c) (a "Special Bonus"). Subject to clauses (iii) and (iv) of this Section 4(c), the amount of a Participant's Special Bonus shall be an amount (the "Maximum Special Bonus") determinable from written performance goals approved by the Committee prior to the commencement of the services to which the performance goals relate and while the outcome is substantially uncertain (except to the extent allowed pursuant to Internal Revenue Service Notice 94-2 and any applicable subsequent guidance). The performance goals and formula applicable to each affected Participant shall be set forth in a schedule (the "Bonus Schedule"). The performance goals, which must be objective, may include, but need not be limited to, the performance of the Participant, the Company, one or more of its subsidiaries or one or more of its divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be





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relative to one or more peer group companies or other indices, or any combination thereof, all as the Committee shall determine. The Bonus Schedule shall specify (i) the manner in which the Maximum Special Bonuses shall be determined if the performance goals are met and the period or periods to which the performance goals apply.

         (ii) The performance goals and Maximum Special Bonus applicable to any affected Participant may be adjusted in the discretion of the Committee in order to reflect a change in capitalization, a change in the book tax rate of the Company or any Affiliate or any other event which may materially affect the performance of the Company, an Affiliate or a division, including, but not limited to, market conditions or a significant acquisition or disposition of assets or other property by the Company, an Affiliate or division. The Committee shall exercise the discretion conferred upon it in the preceding sentence in such manner as shall be approved by the Company's auditors and will not result in loss of deductibility of Special Bonuses under Section 162(m) of the Code. Notwithstanding the foregoing, the Committee shall, in such manner as shall be approved by the Company's auditors, adjust the performance goals for all affected Participants to offset the impact of (A) any change in the applicable corporate tax rate under the Code or (B) any change in accounting method mandated by the Financial Accounting Standards Board, in either case having a material impact on the financial criteria relating to the performance goals; provided, however, that such adjustments shall be made only to the extent that (C) the change in tax rate or accounting method was not expressly taken into account in originally setting the performance goals and Maximum Special Bonus and (D) the Committee determines that such adjustments may be made without a loss of deductibility of Special Bonuses under Section 162(m) of the Code. The previous sentence shall be applied in a manner which does not increase the amount of any Maximum Special Bonus, as calculated without giving effect to the change in tax rate or accounting method.

         (iii) The Committee shall determine whether the performance goals have been met with respect to any affected Participant and, if they have, so certify and ascertain the amount of the applicable Maximum Special Bonus. No Special Bonuses will be paid until such certification is made by the Committee. The amount of the Special Bonus actually paid to any affected Participant may be less than the Maximum Special Bonus at the discretion of the Committee, but shall be no greater than the amount of such Participant's Maximum Special Bonus. The Committee shall exercise its discretion to reduce the Special Bonus to an amount less than the Maximum Special Bonus in the best interest of the Company and its shareholders. Circumstances warranting such reduction shall include, but not be limited to, a decision by the Committee to grant a Covered Employee





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awards under other incentive compensation plans of the Company in lieu of a portion of such Covered Employee's Special Bonus. Notwithstanding the above, no Special Bonus shall be paid unless the material terms of the Special Bonus, including the performance goals applicable thereto, have been disclosed to and approved by the shareholders of the Company.

         (iv) The provisions of this Section 4(c) shall be administered and interpreted in accordance with Section 162(m) of the Code to ensure the deductibility by the Company or its affiliates of the payment of Special Bonuses.

                   5. DESIGNATION OF BENEFICIARY BY PARTICIPANT. The Committee or its delegate shall create a procedure whereby a Participant may file, on a form to be provided by the Committee, a written election designating one or more beneficiaries with respect to the amount, if any, payable in the event of the Participant's death. The Participant may amend such beneficiary designation in writing at any time prior to the Participant's death, without the consent of any previously designated beneficiary. Such designation or amended designation, as the case may be, shall not be effective unless and until received by the duly authorized representative of the Committee or its delegate prior to the Participant's death. In the absence of any such designation, the amount payable, if any, shall be delivered to the legal representative of such Participant's estate.

                   6. MISCELLANEOUS PROVISIONS.

                          (a)  No employee or other person shall have any claim
or right to be paid a Bonus under the Plan. Determinations made by the Committee under the Plan need not be uniform and may be made selectively among eligible individuals under the Plan, whether or not such eligible individuals are similarly situated. Neither the Plan nor any action taken hereunder shall be construed as giving any employee or other person any right to continue to be employed by or perform services for the Company or any Affiliate, and the right to terminate the employment of or performance of services by any Participant at any time and for any reason is specifically reserved to the Company and its Affiliates.

                          (b)  Except as may be approved by the Committee, a
Participant's rights and interest under the Plan may not be assigned or transferred, hypothecated or encumbered in whole or in part either directly or by operation of law or otherwise (except in the event of a Participant's death) including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner; provided, however, that, subject to applicable law, any amounts payable to any Participant hereunder





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are subject to reduction to satisfy any liabilities owed to the Company or any of its Affiliates by the Participant.

                          (c)  The Company and its Affiliates shall have the
right to deduct from any payment made under the Plan any federal, state, local or foreign income or other taxes required by law to be withheld with respect to such payment.

                          (d)  The Company is the sponsor and legal obligor
under the Plan, and shall make all payments hereunder, other than any payments to be made by any of the Affiliates, which shall be made by such Affiliate, as appropriate. Nothing herein is intended to restrict the Company from charging an Affiliate that employs a Participant for all or a portion of the payments made by the Company hereunder. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any amounts under the Plan, and rights to the payment hereunder shall be no greater than the rights of the Company's unsecured, subordinated creditors, and shall be subordinated to the claims of the customers and clients of the Company. All expenses involved in administering the Plan shall be borne by the Company.

                          (e)  The validity, construction, interpretation,
administration and effect of the Plan and rights relating to the Plan and to Bonuses granted under the Plan, shall be governed by the substantive laws, but not the choice of law rules, of the State of Delaware.

                          (f)  Any controversy or dispute arising in connection
with the Plan shall be resolved by arbitration pursuant to the Constitution and rules of the New York Stock Exchange, Inc. or the National Association of Securities Dealers, Inc.

                          (g)  The Plan shall be effective as of January 1,
1994, subject to the consummation of the 1994 spinoff of the Company from American Express Company.

                 7. PLAN AMENDMENT OR SUSPENSION. The Plan may be amended or suspended in whole or in part at any time and from time to time by the Committee.

                 8. PLAN TERMINATION. This Plan shall terminate upon the adoption of a resolution of the Committee terminating the Plan.

                 9. ACTIONS AND DECISION REGARDING THE BUSINESS OR OPERATIONS OF THE COMPANY AND/OR ITS AFFILIATES. Notwithstanding anything in the Plan to the contrary, neither the Company nor any of its Affiliates nor their respective officers, directors,





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employees or agents shall have any liability to any Participant (or his or her beneficiaries or heirs) under the Plan or otherwise on account of any action taken, or not taken, in good faith by any of the foregoing persons with respect to the business or operations of the Company or any Affiliates.

                 10. SUBORDINATED CAPITAL STATUS. Notwithstanding any other provision of this Plan, any amounts due to Participants hereunder may be treated, in the Committee's sole discretion, to the extent that the Company accrues a liability in respect thereof, as subordinated capital of the Company in calculating the Company's net capital for regulatory purposes, and the terms of the Plan applicable to such amounts shall include (and, may be amended to add) such provisions as the Committee determines are necessary or appropriate in order to secure such treatment, including without limitation, provisions for the suspension of any payment obligation under the Plan under certain prescribed circumstances.





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                                 BONUS SCHEDULE


To Be Attached To Compensation and Benefits Committee Resolutions





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